Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-255640, 333‑224607, 333‑195617, 333‑168765, 333‑125451, 033‑14620, 333‑147383,333‑41674, 333‑10465, 333‑88806, 333‑97799, 333‑87832, and 333‑31942) on Form S‑8 and the registration statements (Nos. 333-256741, 333‑136024, 333‑110576, 333‑101489, and 333‑71953) on Form S‑3 of our reports dated February 11, 2022, with respect to the consolidated financial statements and financial statement schedules I to V of Selective Insurance Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York
February 11, 2022